Exhibit (a)(1)(ii)
REDEMPTION OFFER LETTER OF TRANSMITTAL
To Tender Class A Ordinary Shares
Of
CORNER GROWTH ACQUISITION CORP. 2
at
At a Purchase Price of $10.21 per Class A Ordinary Share
Pursuant to the Offer to Redeem
Dated October 21, 2022
by
CORNER GROWTH ACQUISITION CORP. 2
THE REDEMPTION OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 5, 2022, UNLESS THE OFFER IS EXTENDED OR TERMINATED.
The Depositary for the Redemption Offer is:
Continental Stock Transfer & Trust Company
If delivering by hand, express mail, courier or other expedited service:	By mail:
Continental Stock Transfer & Trust Company Attn: Corporate Actions 1 State Street Plaza, 30th Floor New York, NY 10004	Continental Stock Transfer & Trust Company Attn: Corporate Actions 1 State Street Plaza, 30th Floor New York, NY 10004
Delivery of this Redemption Offer Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary (as defined below). You must sign this Redemption Offer Letter of Transmittal in the appropriate space provided therefor below, with signature guaranteed, if required, and complete the IRS Form W-9 included in this Redemption Offer Letter of Transmittal or an applicable IRS Form W-8, if required. The instructions set forth in this Redemption Offer Letter of Transmittal should be read carefully before you tender any of your Class A Ordinary Shares (as defined below) pursuant to the Redemption Offer (as defined below).

DESCRIPTION OF CLASS A ORDINARY SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if Blank, Exactly as Name(s)Appear(s) on Share Certificate(s)) Please make any address correction below	Class A Ordinary Shares Tendered (Attach additional signed list, if necessary)
☐ indicates permanent address change	Share Certificate Number(s)(1)	Total Number of Class A Ordinary Shares Represented By Share Certificate(s)(1)	Total Number of Shares of Class A Ordinary Shares Represented by Book entry (Electronic Form) Tendered	Total Number of Shares of Class A Ordinary Shares Tendered(2)

Total Class A Ordinary Shares
(1) Need not be completed by shareholders tendering by book-entry transfer.
(2) Unless a lower number of Class A Ordinary Shares to be tendered is otherwise indicated, it will be assumed that all Class A Ordinary Shares described above are being tendered. See Instruction 4.
By signing and submitting this Redemption Offer Letter of Transmittal you warrant that these Class A Ordinary Shares will not be sold, including through limit order request, unless properly withdrawn from the Redemption Offer.
The Redemption Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Class A Ordinary Shares (as defined below) in any state in which the making of the Redemption Offer or the acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such state. However, the Company (as defined below) may, in its discretion, take such action as it deems necessary to make the Redemption Offer comply with the laws of any such state and extend the Redemption Offer to holders of Class A Ordinary Shares in such state in compliance with applicable laws.
This Redemption Offer Letter of Transmittal is to be used by holders of Class A Ordinary Shares, par value $0.0001 per share (“Class A Ordinary Shares”) of Corner Growth Acquisition Corp. 2, a Cayman Islands exempted company (the “Company”), if certificates for Class A Ordinary Shares (“Share Certificates”) are to be forwarded herewith or if delivery of Class A Ordinary Shares is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company (“DTC”), unless an Agent’s Message (as defined in Instruction 2) is utilized in lieu of this Redemption Offer Letter of Transmittal, and in each case in accordance with the procedures set forth in the section of the Offer to Redeem entitled “The Redemption Offer — Procedures for Tendering Class A Ordinary Shares.”
The Redemption Offer will expire at 5:00 P.M., New York City time, on December 5, 2022 (the “Expiration Time,” unless the Company extends or earlier terminates the Redemption Offer, in which event “Expiration Time” will mean the latest time and date at which the Redemption Offer, as so extended by the Company, will expire). Holders of Class A Ordinary Shares must tender their Class A Ordinary Shares according to the procedures set forth in the section of the Offer to Redeem entitled “The Redemption Offer — Procedures for Tendering Class A Ordinary Shares” prior to the Expiration Time in order to participate in the Redemption Offer. See Instruction 2. Delivery of documents to DTC does not constitute delivery to the Depositary.
IF ANY OF THE SHARE CERTIFICATES THAT YOU OWN HAVE BEEN LOST OR DESTROYED, SEE INSTRUCTION 11 OF THIS REDEMPTION OFFER LETTER OF TRANSMITTAL
☐
CHECK HERE IF YOU HAVE LOST YOUR SHARE CERTIFICATE(S) AND REQUIRE ASSISTANCE IN OBTAINING REPLACEMENT CERTIFICATE(S). BY CHECKING THIS BOX, YOU UNDERSTAND THAT YOU MUST CONTACT CONTINENTAL STOCK

TRANSFER & TRUST COMPANY, LLC TO OBTAIN INSTRUCTIONS FOR REPLACING LOST CERTIFICATES. SEE INSTRUCTION 11.
☐
CHECK HERE IF TENDERED CLASS A ORDINARY SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (NOTE THAT ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN THE SYSTEM OF DTC MAY DELIVER CLASS A ORDINARY SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:
DTC Account Number:
Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY.
Ladies and Gentlemen:
The undersigned hereby tenders to Corner Growth Acquisition Corp. 2, a Cayman Islands exempted company (the “Company”), the above described Class A Ordinary Shares, pursuant to the Company’s offer to purchase and redeem all outstanding Class A Ordinary Shares, at a purchase price of $10.21 per share of Class A Ordinary Share, net to the seller in cash and without interest (the “Redemption Price”), upon the terms and subject to the conditions set forth in the Offer to Redeem, dated October 21, 2022 (as it may be amended, supplemented or modified from time to time, the “Offer to Redeem”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (as it may be amended, supplemented or modified from time to time, this “Redemption Offer Letter of Transmittal” and, together with the Offer to Redeem, the “Redemption Offer”). The undersigned understands that the Company reserves the right to transfer or assign in whole or in part from time to time to one or more of its affiliates the right to purchase all or any portion of the Class A Ordinary Shares tendered pursuant to the Redemption Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Redemption Offer and will in no way prejudice the undersigned’s right to receive payment for the Class A Ordinary Shares validly tendered and not withdrawn pursuant to the Redemption Offer.
Upon the terms and subject to the conditions of the Redemption Offer (and if the Redemption Offer is extended or amended, the terms and conditions of the Redemption Offer as so extended or amended) and subject to, and effective upon, acceptance for redemption of Class A Ordinary Shares validly tendered herewith and not properly withdrawn prior to the Expiration Time in accordance with the terms of the Redemption Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all Class A Ordinary Shares that are being tendered hereby (and all dividends, distributions, rights, other Class A Ordinary Shares or other securities issued or issuable in respect thereof on or after the date hereof (“Distributions”)) and irrevocably constitutes and appoints Continental Stock Transfer & Trust Company (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such Class A Ordinary Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the Class A Ordinary Shares tendered by this Redemption Offer Letter of Transmittal), to (i) deliver Share Certificates representing such Class A Ordinary Shares (and all Distributions) or transfer ownership of such Class A Ordinary Shares (and all Distributions) on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (ii) present such Class A Ordinary Shares (and all Distributions) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Class A Ordinary Shares (and all Distributions), all in accordance with the terms and subject to the conditions of the Redemption Offer.
By executing this Redemption Offer Letter of Transmittal (or, in the case of a book-entry transfer, by delivery of an Agent’s Message in lieu of this Redemption Offer Letter of Transmittal), the undersigned hereby irrevocably appoints Marvin Tien and any other person designated in writing by the Company as the true and lawful agent, attorney, attorney-in-fact and proxy of the undersigned, each with full power of substitution, (i) to vote at any annual or special meeting of the Company’s shareholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper with respect to and (ii) to otherwise act as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper with respect to, all Class A Ordinary Shares (and all Distributions) tendered hereby and accepted for payment by the Company. This appointment will be effective if and when, and only to the extent that, the Company accepts such shares of Class A Ordinary Shares for redemption pursuant to the Redemption Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for redemption of such Class A Ordinary Shares in accordance with the terms of the Redemption Offer. Such acceptance for redemption shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such Class A Ordinary Shares (and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). The Company reserves the right to require that, in order for Class A Ordinary Shares to be deemed validly tendered, immediately upon the Company’s acceptance for redemption of such Class A Ordinary Shares, the Company or its designees must be able to exercise full voting, consent and other rights with respect to such Class A Ordinary Shares (and all Distributions), including voting at any meeting of the Company’s shareholders.
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer any and all Class A Ordinary Shares tendered hereby (and all Distributions) and that, when the same are accepted for redemption by the Company, the Company will acquire good, valid and unencumbered title to such Class A Ordinary Shares (and all Distributions), free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claims. The undersigned hereby represents and warrants that the undersigned is the registered owner of the Class A Ordinary Shares, or the Share Certificate(s) have been endorsed to the undersigned in blank, or the undersigned is a participant in DTC whose name appears on a security position listing as the owner of the Class A Ordinary Shares. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of any and all Class A Ordinary Shares tendered hereby (and all Distributions). In addition, the undersigned shall promptly remit and transfer to the Depositary for the account of the Company all Distributions in respect of any and all Class A Ordinary Shares tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Company shall be entitled to all rights and privileges as owner of each such Distribution and may deduct from the Redemption Price of Class A Ordinary Shares tendered hereby the amount or value of such Distribution as determined by the Company in its sole discretion.
All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Redeem, this tender is irrevocable.
The undersigned hereby acknowledges that delivery of any Share Certificate shall be effected, and risk of loss and title to such Share Certificate shall pass, only upon the proper delivery of such Share Certificate to the Depositary.
The undersigned understands that the valid tender of Class A Ordinary Shares pursuant to any of the procedures described in the Offer to Redeem and in the Instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Redemption Offer. The Company’s acceptance of such Class A Ordinary Shares for redemption will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Redemption Offer (and if the Redemption Offer is extended or amended, the terms of or the conditions of any such extension or amendment). The undersigned recognizes that under certain circumstances set forth in the Redemption Offer, the Company may not be required to accept for exchange any Class A Ordinary Shares tendered hereby.
Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of all of Class A Ordinary Shares purchased and, if appropriate, return any Share Certificates not tendered or accepted for redemption in the name(s) of the registered holder(s) appearing above under “Description of Class A Ordinary Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the Redemption Price of all Class A Ordinary Shares purchased and, if appropriate, return any Share Certificates not tendered or not accepted for redemption (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of Class A Ordinary Shares Tendered.” In the event that the boxes entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the Redemption Price of all Class A Ordinary Shares purchased and, if appropriate, return any Share Certificates not tendered or not accepted for redemption (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and, if appropriate, return any such Share Certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated herein in the box entitled “Special Payment Instructions,” please credit any Class A Ordinary Shares tendered herewith by book-entry transfer that are not accepted for redemption by crediting the account at DTC. The undersigned recognizes that the Company has no obligation, pursuant to the “Special

Payment Instructions,” to transfer any Class A Ordinary Shares from the name of the registered holder thereof if the Company does not accept for redemption any of such Class A Ordinary Shares so tendered.
LOST SHARE CERTIFICATES: PLEASE CALL CONTINENTAL STOCK TRANSFER & TRUST COMPANY AT 917-262-2378 TO OBTAIN NECESSARY DOCUMENTS TO REPLACE YOUR LOST SHARE CERTIFICATES.
SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)
To be completed ONLY if the check for the Redemption Price of Class A Ordinary Shares accepted for redemption and Share Certificates not tendered or not accepted for redemption are to be issued in the name of someone other than the undersigned.
Name
(Please print)
Address
(Including Zip Code)
(Taxpayer Identification or Social Security No.) (Also Complete IRS Form W-9 Included Herein)
SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)
To be completed ONLY if the check for the Redemption Price of Class A Ordinary Shares accepted for redemption and Share Certificates not tendered or not accepted are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown above.
Name
(Please print)
Address
(Including Zip Code)

IMPORTANT SHAREHOLDER: SIGN HERE (PLEASE COMPLETE AND RETURN THE IRS FORM W-9 INCLUDED IN THIS REDEMPTION LETTER OF TRANSMITTAL OR AN APPLICABLE IRS FORM W-8)

Signature(s) of Holder(s) of Class A Ordinary Shares
Dated:
Name(s)
(Please Print)
Capacity (full title) (See Instruction 5)
Address
(Include Zip Code)
Area Code and Telephone No.
Must be signed by registered holder(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by Share Certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-
in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.
GUARANTEE OF SIGNATURE(S) (IF REQUIRED — SEE INSTRUCTIONS 1 AND 5)

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE REDEMPTION OFFER
1. Guarantee of Signatures.   No signature guarantee is required on this Redemption Offer Letter of Transmittal (i) if this Redemption Offer Letter of Transmittal is signed by each registered holder (which term, for purposes of this Instruction 1, includes any participant in DTC’s systems whose name appears on a security position listing as the owner of Class A Ordinary Shares) of the Class A Ordinary Shares tendered herewith, unless such registered holder has completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment Instructions” on this Redemption Offer Letter of Transmittal; or (ii) if such Class A Ordinary Shares are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member of or participant in a recognized “Medallion Program” approved by the Securities Transfer Association Inc., including the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Signature Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”). In all other cases, all signatures on this Redemption Offer Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.
2. Requirements of Tender.   No alternative, conditional or contingent tenders will be accepted. In order for Class A Ordinary Shares to be validly tendered pursuant to the Redemption Offer, the shareholder must follow one of the following procedures:
For Class A Ordinary Shares held as physical certificates, the Share Certificates representing tendered Class A Ordinary Shares, a properly completed and duly executed Redemption Offer Letter of Transmittal, together with any required signature guarantees, and any other documents required by this Redemption Offer Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Redemption Offer Letter of Transmittal before the Expiration Time.
For Class A Ordinary Shares held in book-entry form, either a properly completed and duly executed Redemption Offer Letter of Transmittal, together with any required signature guarantees, or an Agent’s Message in lieu of this Redemption Offer Letter of Transmittal, and any other documents required by this Redemption Offer Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Redemption Offer Letter of Transmittal, and such Class A Ordinary Shares must be delivered according to the book-entry transfer procedures (as set forth in the section of the Offer to Redeem entitled “The Redemption Offer — Procedures for Tendering Class A Ordinary Shares”) and a timely confirmation of a book-entry transfer of Class A Ordinary Shares into the Depositary’s account at DTC (a “Book-Entry Confirmation”) must be received by the Depositary, in each case before the Expiration Time.
The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation that states that DTC has received an express acknowledgment from the participant in DTC’s systems tendering the Class A Ordinary Shares that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of this Redemption Offer Letter of Transmittal and that the Company may enforce such agreement against the participant.
The method of delivery of Class A Ordinary Shares, this Redemption Offer Letter of Transmittal and all other required documents, including delivery through DTC, is at the election and risk of the tendering shareholder. Class A Ordinary Shares will be deemed delivered (and the risk of loss of Share Certificates will pass) only when actually received by the Depositary (including, in the case of a book-entry transfer, by Book-Entry Confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.
No fractional Class A Ordinary Shares may be tendered or accepted for payment. By executing this Redemption Offer Letter of Transmittal, the tendering shareholder waives any right to receive any notice of the acceptance for redemption of Class A Ordinary Shares.

3. Inadequate Space.   If the space provided herein is inadequate, Share Certificate numbers, the number of Class A Ordinary Shares represented by such Share Certificates and/or the number of Class A Ordinary Shares tendered should be listed on a signed separate schedule attached hereto.
4. Partial Tenders.   If fewer than all Class A Ordinary Shares represented by any Share Certificate and/or Book-Entry Confirmation delivered to the Depositary are to be tendered, fill in the number of Class A Ordinary Shares that are to be tendered in the box entitled “Total Number of Class A Ordinary Shares Tendered.” In such case, a Direct Registration Book Entry Statement for the remainder of Class A Ordinary Shares represented by the old certificate will be issued and sent to the person(s) signing this Redemption Offer Letter of Transmittal, unless otherwise provided in the appropriate box on this Redemption Offer Letter of Transmittal, as promptly as practicable following the expiration or termination of the Redemption Offer. All Class A Ordinary Shares represented by Share Certificates and/or Book-Entry Confirmation delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
5. Signatures on Redemption Offer Letter of Transmittal; Stock Powers and Endorsements.
(a) Exact Signatures.   If this Redemption Offer Letter of Transmittal is signed by the registered holder(s) of Class A Ordinary Shares tendered hereby, then the signature(s) must correspond with the name(s) as written on the face of such Share Certificates for such Class A Ordinary Shares without alteration, enlargement or any change whatsoever.
(b) Holders.   If any Class A Ordinary Shares tendered hereby are held of record by two or more persons, then all such persons must sign this Redemption Offer Letter of Transmittal.
(c) Different Names on Share Certificates.   If any Class A Ordinary Shares tendered hereby are registered in different names on different Share Certificates, then it will be necessary to complete, sign and submit as many separate Redemption Offer Letters of Transmittal as there are different registrations of Share Certificates.
(d) Endorsements.   If this Redemption Offer Letter of Transmittal is signed by the registered holder(s) of Class A Ordinary Shares tendered hereby, then no endorsements of Share Certificates for such Class A Ordinary Shares or separate stock powers are required unless payment of the Redemption Price is to be made, or Class A Ordinary Shares not tendered or not redeemed are to be returned, in the name of any person other than the registered holder(s). Signatures on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.
If this Redemption Offer Letter of Transmittal is signed by a person other than the registered holder(s) of Class A Ordinary Shares tendered hereby, then Share Certificates for such Class A Ordinary Shares must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on such Share Certificates for such Class A Ordinary Shares. Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.
If this Redemption Offer Letter of Transmittal or any Share Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other legal entity or other person acting in a fiduciary or representative capacity, then such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted. Proper evidence of authority includes a power of attorney, a letter testamentary or a letter of appointment.
6. Special Payment Instructions.   If a check is to be issued for the Redemption Price of any Class A Ordinary Shares tendered by this Redemption Offer Letter of Transmittal in the name of, and, if appropriate, Share Certificates and/or Book-Entry Confirmation for Class A Ordinary Shares not tendered or not accepted for redemption are to be issued to, any person(s) other than the signer of this Redemption Offer Letter of Transmittal, then the appropriate box on this Redemption Offer Letter of Transmittal must be completed.
7. IRS Form W-9.   To avoid backup withholding, a tendering shareholder that is a United States person (as defined for United States federal income tax purposes) is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9, which is included herein following “Important Tax Information” below, and to certify, under penalties of perjury, that such number is correct and that such shareholder is not subject to backup withholding of federal income tax, and that such shareholder is a United States person (as defined for United States federal income tax purposes). See the instructions enclosed with the IRS Form W-9 included in this Redemption Offer Letter of Transmittal for more instructions.
Certain shareholders (including, among others, corporations) may not be subject to backup withholding. Foreign shareholders that are not United States persons (as defined for United States federal income tax purposes) should submit an appropriate and properly completed applicable IRS Form W-8, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. Such shareholders should consult a tax advisor to determine which Form W-8 is appropriate.
8. Irregularities.   All questions as to the validity, form, eligibility (including time of receipt) and acceptance for redemption of any tender of Class A Ordinary Shares will be determined by the Company in its sole discretion. The Company reserves the absolute right to reject any and all tenders determined by it not to be in proper form or the acceptance for redemption of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any of the Closing Conditions (as defined in the Offer to Redeem) of the Redemption Offer and the Company reserves the absolute right to waive any defect or irregularity in the tender of any Class A Ordinary Shares of any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders. No tender of Class A Ordinary Shares will be deemed to have been validly made until all defects and irregularities have been cured or waived to the satisfaction of the Company. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent or any other person will be under any duty to give notification of defects or irregularities in tenders or incur any liability for failure to give any such notification. The Company’s interpretation of the terms and conditions of the Redemption Offer (including this Redemption Offer Letter of Transmittal and the instructions hereto) will be final and binding on all parties.
9. Questions and Requests for Additional Copies.   The Information Agent may be contacted at the address and telephone number set forth on the last page of this Redemption Offer Letter of Transmittal for questions and/or requests for additional copies of the Redemption Offer to Redeem, this Redemption Offer Letter of Transmittal and other Redemption Offer materials. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance. Such copies will be furnished promptly at the Company’s expense.
10. Lost, Destroyed or Stolen Certificates.   If any Share Certificate representing Class A Ordinary Shares has been lost, destroyed or stolen, then the shareholder should promptly notify Continental Stock Transfer & Trust Company, as transfer agent (the “Transfer Agent”), at 917-262-2378, regarding the requirements for replacement. The shareholder will then be instructed as to the steps that must be taken in order to replace such Share Certificate(s). You may be required to post a bond to secure against the risk that the Share Certificate(s) may be subsequently recirculated. You are urged to contact the Transfer Agent immediately in order to receive further instructions and for a determination of whether you will need to post a bond and to permit timely processing of this documentation. This Redemption Offer Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen Share Certificates have been followed.
Share Certificates evidencing tendered Class A Ordinary Shares, or a Book-Entry Confirmation into the Depositary’s account at DTC, as well as this Redemption Offer Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (if utilized in lieu of this Redemption Offer Letter of Transmittal in connection with a book-entry transfer), and any other documents required by this Redemption Offer Letter of Transmittal, must be received before the Expiration Time.

IMPORTANT TAX INFORMATION
Under United States federal income tax law, a shareholder who is a United States person (as defined for United States federal income tax purposes) surrendering Class A Ordinary Shares must, unless an exemption applies, provide the Depositary (as payer) with the shareholder’s correct taxpayer identification number (if applicable) on IRS Form W-9, a copy of which is included in this Redemption Offer Letter of Transmittal. If the shareholder is an individual, then the shareholder’s TIN is generally such shareholder’s Social Security number. If the correct TIN is not provided, then the shareholder may be subject to a penalty imposed by the IRS and payments of cash to the shareholder (or other payee) pursuant to the Redemption Offer may be subject to backup withholding of a portion of all payments of the Redemption Price.
Certain shareholders (including, among others, corporations) may not be subject to backup withholding and reporting requirements. In order for an exempt foreign shareholder to avoid backup withholding, such person should complete, sign and submit an appropriate IRS Form W-8 signed under penalties of perjury, attesting to his, her or its exempt status. An IRS Form W-8 can be obtained from the Depositary. Such shareholders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Exempt shareholders, other than foreign shareholders, should furnish their TIN, complete the “Exempt payee” box on the IRS Form W-9 and sign, date and return the IRS Form W-9 to the Depositary in order to avoid erroneous backup withholding. See the instructions enclosed with the IRS Form W-9 included in this Redemption Offer Letter of Transmittal for additional instructions.
If backup withholding applies, the Depositary is required to withhold and pay over to the IRS a portion of any payment made to a shareholder. Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS if required information is timely furnished to the IRS. See the instructions enclosed with the IRS Form W-9 included in this Redemption Offer Letter of Transmittal for additional instructions.
NOTE:   FAILURE TO COMPLETE AND RETURN THE IRS FORM W-9 INCLUDED IN THIS REDEMPTION OFFER LETTER OF TRANSMITTAL (OR AN APPROPRIATE IRS FORM W-8) MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE REDEMPTION OFFER. PLEASE REVIEW THE INSTRUCTIONS ENCLOSED WITH THE IRS FORM W-9 INCLUDED IN THIS REDEMPTION OFFER LETTER OF TRANSMITTAL FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN THE SPACE FOR THE TIN ON THE IRS FORM W-9.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here | **Signature of U.S. person ▶** | **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships*, earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) Page 6

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Visit *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

The Depositary for the Redemption Offer is:
Continental Stock Transfer & Trust Company
If delivering by hand, express mail, courier or other expedited service:	By mail:
Continental Stock Transfer & Trust Company Attn: Corporate Actions 1 State Street Plaza, 30th Floor New York, NY 10004	Continental Stock Transfer & Trust Company Attn: Corporate Actions 1 State Street Plaza, 30th Floor New York, NY 10004
Questions and requests for assistance may be directed to Morrow Sodali LLC, the information agent for the
Redemption Offer (the “Information Agent”), at the address and telephone number set forth below.
In addition, requests for additional copies of the Redemption Offer to Redeem, this Redemption
Offer Letter of Transmittal and other Redemption Offer materials may be directed to the Information Agent. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance. Such copies will be furnished promptly at the Company’s expense.
The Information Agent for the Redemption Offer is:
Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, Connecticut 06902
Individuals call toll-free: (800) 662-5200
Banks and brokerages, please call: (203) 658-9400
Email: TRON.info@investor.morrowsodali.com